Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 6, 2001 relating to the financial statements and financial statement schedule, which appears in C&D Technologies, Inc.'s Annual Report on Form 10-K for the year ended January 31, 2001.


PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
September 11, 2001